Securities and Exchange Commission

                                    Washington D.C.

                                       Form 8-K

                                     Current Report

                         Pursuant to Section 13 or 15(d) of
                       The Securities and Exchange Act of 1934

Date of Report (date of earliest event reported) April 26, 2000


                                 Ovvio Better Life, Inc.
               (Exact name of registrant as specified in its charter

Washington
(state of other jurisdiction of incorporation)

0-22934                                              91-1268870
Commission file number                    IRS employer identification number


83-888 Avenue 51
Coachella, CA 92236
(address of principal executive offices)

760-398-9700
(Registrants phone number including area code)


Item 2.      Acquisition or Disposition of Assets

In an 8-k dated April 13 1999, Imatel Holdings, Inc. announced it was changing its name to Ovvio Better Life, Inc. reflecting the entrance into the Home Furnishings business with the well known European Semeraro Group.

On April 26, 2000 the parties rescinded the association and business purchase agreement by mutual agreement.

        C.       Exhibits

                 2. Plan of acquisition, reorganization, arrangement, liquidation or succession.

                        EX 1.  Resignation of Directors/and or Officers.

                        EX 2.  Rescission Agreement. Filed herewith.















                         Signatures



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


Dated April 26, 2000                      Ovvio Better Life, Inc.

                                              By: /s/ Dempsey K. Mork
                                            President